                                  EXHIBIT 15.8

                          Form of Amendment Number 2 to
      Amended and Restated Rule 12b-1 Distribution Plan for Class B Shares

                   AMENDMENT NUMBER 2 TO AMENDED AND RESTATED
                 RULE 12b-1 DISTRIBUTION PLAN FOR CLASS B SHARES


        Pursuant to the Rule 12b-1 Distribution Plan for Class B Shares between The Hartford Mutual Funds, Inc. (formerly known as ITT Hartford Mutual Funds, Inc.) and Hartford Securities Distribution Company, Inc. dated July 22, 1996, as amended and restated as of August 22, 1997 and as of December 31, 1997 and amended by Amendment Number 1 dated April 22, 1998 (as so amended and restated, the "Distribution Plan"), The Hartford Global Leaders Fund and The Hartford High Yield Fund are hereby included as additional Funds. All provisions in the Distribution Plan shall apply to The Hartford Global Leaders Fund and The Hartford High Yield Fund.

        IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed on the ______ day of ______, 1998.


                              The Hartford Mutual Funds, Inc., on behalf of

                              The Hartford Global Leaders Fund
                              The Hartford High Yield Fund

                              By:
                                 -----------------------------
                                 Joseph H. Gareau
                                 President

                              Hartford Securities Distribution Company, Inc.

                              By:
                                 -----------------------------
                                 Peter W. Cummins
                                 Vice President